UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

GLOBAL INCOME & CURRENCY FUND INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common Stock, par value $0.01

(2)	Aggregate number of securities to which transaction applies:

shares of Common Stock

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Important Proxy Materials Requiring Immediate Attention

Global Income & Currency Fund Inc.

Correction Materials

Dear Stockholders:

As a stockholder of Global Income & Currency Fund Inc., you are being asked to vote for Nuveen Asset Management to continue to act as subadviser for Global Income & Currency Fund Inc. (“Global Income & Currency Fund”).

It has come to our attention that the Proxy Cards many of our Global Income & Currency Fund stockholders received were incorrectly printed with the name of a subadviser that is an affiliate of Nuveen Asset Management.

Please note that Nuveen HydePark Group, LLC (“HydePark”) is not being proposed to serve as the subadviser for Global Income & Currency Fund. (HydePark is being proposed as a subadviser for certain other closed-end funds in the IQ Fund complex.) The Board of Directors recommends that you vote for the proposal for Nuveen Asset Management to continue to serve as subadviser for Global Income & Currency Fund.

We have enclosed a corrected proxy voting card and apologize for any inconvenience that this may have caused. If you have already voted, your vote will be counted as indicated on your proxy in respect of the proposal for Nuveen Asset Management to serve as subadviser and you do not need to vote again. If you have not already voted, or if you wish to change your voting instructions, you may do so by mailing in the enclosed proxy card or by calling Broadridge Financial Solutions, Inc. toll-free at (877) 333-2259.

Sincerely,

Donald C. Burke
Secretary
Global Income & Currency Fund Inc.

THREE EASY WAYS TO VOTE YOUR PROXY.

To vote by Telephone 1) Read the proxy statement and have this proxy card at hand. 2) Call 1-888-221-0697. 3) Follow the recorded instructions.	To vote by Internet 1) Read the proxy statement and have this proxy card at hand. 2) Go to website www.proxyweb.com 3) Follow the on-screen instructions.	To vote by Mail 1) Read the proxy statement. 2) Check the appropriate box on the reverse side. 3) Sign and date the proxy card. 4) Return the proxy card in the envelope provided.

IF YOU VOTE BY TELEPHONE OR INTERNET, DO NOT MAIL YOUR CARD.

PROXY

PROXY SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS

The undersigned stockholder of the above referenced fund, a Maryland corporation (the “Fund”), hereby appoints Donald C. Burke and Colleen R. Rusch, or either of them, as proxies for the undersigned, each with the power to appoint his or her substitute, and hereby authorizes each of them attend the adjourned Special Meeting of the Stockholders of the Fund to be held at the offices of IQ Investment Advisors LLC, 800 Scudders Mill Road, Plainsboro, New Jersey 08536 at 9:00, a.m., local time, on Friday, December 21, 2007, and any adjournment or postponement thereof (the “Meeting”), to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Meeting and otherwise to represent the undersigned at the Meeting with all powers possessed by the undersigned if personally present at the Meeting. The undersigned hereby acknowledges receipt of the Notice of the Meeting and the accompanying Combined Proxy Statement, the terms of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to the Meeting.

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Date , 2007

Signature	(Sign in the Box)
Please sign exactly as name appears on the records of the Fund and date. When stock is held by joint tenants, both should sign. When signing as attorney or as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer, if a partnership, please sign in partnership name by authorized person.
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ML-IQ - Global Inc - DH

PLEASE SIGN AND DATE ON THE REVERSE SIDE.

ê	Please fill in box(es) as shown using black or blue ink or number 2 pencil. ☒ PLEASE DO NOT USE FINE POINT PENS.	ê

The votes entitled to be cast by the undersigned, will be cast in the manner directed herein by the undersigned stockholder. If no direction is made, the votes entitled to be cast by the undersigned will be cast “FOR” Proposal 1.

By signing and dating the reverse side of this card, you authorize the proxies to cast all votes you are entitled to cast at the Meeting as marked, or if not marked, to vote “FOR” Proposal 1, and to use their discretion to vote for any other matter as may properly come before the meeting or any adjournment thereof. If you do not intend to personally attend the meeting, please complete and return this card at once in the enclosed envelope.

	FOR	AGAINST	ABSTAIN

1. TO APPROVE A NEW SUBADVISORY AGREEMENT BETWEEN IQ INVESTMENT ADVISORS LLC AND NUVEEN ASSET MANAGEMENT	☐	☐	☐

2. In the discretion of such proxies, to vote upon and otherwise represent the undersigned on such other business as may properly come before the meeting or any adjournment thereof.

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